UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2007

Aon Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensation Arrangements of Certain Officers.

In February 2007, the Audit Committee of the Board of Directors of Aon Corporation (the “Company”) conducted a review of the Company’s option grant date practices and related accounting issues, which was discussed in greater detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “Form 10-K”).  As discussed in the Form 10-K, filed March 1, 2007, on February 9, 2007 the Audit Committee engaged a national law firm, which engaged a national public accounting firm (together the “Audit Committee Team”), to perform an analysis of the Company’s stock grant practices and related accounting for 1994 through 2006.  The Audit Committee Team reviewed the available facts and circumstances surrounding stock option grants made during 1994-2006.

Upon receiving the findings of the review, the Audit Committee and the Company’s management determined that the Company’s procedures relating to option grants caused incorrect measurement dates to be used for financial accounting and tax purposes for several thousand awards during the lengthy review period.  However, based on its review, the Audit Committee found no misconduct by current or former management or directors.  The Audit Committee Team’s review was substantially completed at the time of the filing, and further review was not expected to have a material effect on the Company’s reported stock option expense.  The Audit Committee Team subsequently completed its review and presented its findings in final to the Audit Committee and other non-management members of the Company’s Board of Directors.  As anticipated, they did not differ in any significant manner from the findings reported in the Form 10-K.

Based upon the findings of the review, the Audit Committee recommended, and the Company has agreed to take, certain remedial steps described in this Form 8-K.

As described in the discussion below in Item 8.01, the Company has commenced a voluntary tender offer program and will put in place a tax indemnification program for its eligible U.S. employees who are not Section 16 officers, in order to avoid potentially adverse tax consequences resulting from the incorrect measurement dates.  With respect to two 2002 unexercised awards to Patrick G. Ryan, the Company’s then-Chairman and CEO, for 250,000 stock options, and to Michael D. O’Halleran, the Company’s then-President and Chief Operating Officer, for 120,000 stock options, the Audit Committee recommended that certain steps be taken.  Although the Audit Committee did not find any misconduct or improper behavior with respect to these two awards, the accounting errors with respect to these 2002 options would have conferred unintended benefits on Messrs. Ryan and O’Halleran, and thus the Company, with the consent of Messrs. Ryan and O’Halleran,  corrected the errors without compensation to these officers by modifying the exercise price of the 2002 stock option awards to the fair market value of Aon common stock on the accounting measurement date for such grants.  In addition, although no unintended benefit was conferred with respect to the erroneous measurement date of an award in 2000 to Mr. Ryan of 300,000 stock options, and the Audit Committee found no misconduct or improper behavior with respect to these options, to avoid even a perception of unintended benefit, Mr. Ryan voluntarily offered to modify the price of those options to the fair market value of Aon common stock on the accounting measurement date.  The Audit Committee and the Company welcomed and accepted Mr. Ryan’s offer.  The amendments to Mr. O’Halleran’s and Mr. Ryan’s stock option award agreements were completed on August 15, 2007.  The amendment to Mr. O’Halleran’s award agreement resulted in a $285,000 aggregate increase in exercise price for the stock options.  The amendments to Mr. Ryan’s award agreements resulted in a $940,610 aggregate increase in exercise price for the stock options.

Item 8.01.  Other Events.

The Audit Committee made recommendations in addition to those set forth above in Item 5.02 of this Form 8-K, including the following with respect to tax-related matters:

The Company intends to honor all stock option awards made to employees.  However, holders of options with incorrect measurement dates that vested after December 31, 2004 may be subject to additional tax under Section 409A of the Internal Revenue Code of 1986, as amended (“409A”).  In addition, holders of such options could be subject to tax under 409A in future years.

To alleviate these adverse tax consequences, the Company commenced today a voluntary tender offer program for its U.S. employees who are not Section 16 officers.  Through this program, all outstanding options with incorrect measurement dates that vest after December 31, 2004 will be amended to increase the exercise price to the fair market value of Aon common stock on the accounting measurement date for such award.  Under the tender offer program, the Company is offering to compensate the holders for the difference in exercise price with a cash payment.  The tender offer program and the resulting amendments to outstanding awards are intended to permit the holders to qualify under certain transitional tax rules so that the unfavorable tax consequences under 409A will not be applicable to such awards.  The total aggregate amount to be paid by the Company under the program in the form of cash payments is estimated to be $3.9 million assuming participation by all of the eligible holders.  The cash payments will be made in early 2008 to comply with applicable tax rules.

All holders of options with incorrect measurement dates (exclusive of current and former Section 16 officers) will be indemnified for any 409A tax, and related penalty and interest, for options exercised in 2006 or in 2007 prior to the commencement of the tender offer program.  The Company will either pay such amounts directly to the Internal Revenue Service or provide the affected individuals with a payment equal to the Section 409A tax, any related interest or penalties, plus an amount to offset the associated income tax consequences of the reimbursement payments.  The estimated cost of the payments, including the gross up payments, is $3.5 million.

Current and former Section 16 officers holding options with incorrect measurement dates are not eligible to participate in the voluntary tender offer program and, therefore, will not be able to cure the discount and avoid adverse tax treatment under 409A.  The Company will, however, indemnify Section 16 officers (other than the Company’s four most senior executive officers(1) at the time of the incorrect measurement dates) from excise tax under Section 409A of the Internal Revenue Code of 1986, as amended, if and when such tax becomes due.  The Company will provide those officers with a payment equal to the Section 409A tax, any related interest or penalties, plus an amount to offset the associated income tax consequences of the reimbursement payments.  The amount of such tax payable will be dependent upon the future fair market value of Aon common stock; however, the Company estimates that cost of the payments, exclusive of penalty, interest and gross up, will not exceed $1.0 million.

Item 9.01. Financial Statements and Exhibits.

(a)—(c)	Not applicable.

(d)	Exhibits:

Exhibit Number	Description of Exhibit
99.1	Form of Amendment to Stock Option Award Agreement between Aon Corporation and Patrick G. Ryan (2000 Award)

99.2	Form of Amendment to Stock Option Award Agreement between Aon Corporation and Patrick G. Ryan (2002 Award)

99.3	Form of Amendment to Stock Option Award Agreement between Aon Corporation and Michael D. O’Halleran

(1)             The four most senior officers and the offices they then held were:  Patrick G. Ryan, Chairman and Chief Executive Officer; Michael D. O’Halleran, President and Chief Operating Officer; Harvey N. Medvin, Executive Vice President and Chief Financial Officer; and Raymond I. Skilling, Executive Vice President and Chief Counsel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ D. Cameron Findlay
D. Cameron Findlay Executive Vice President and General Counsel
Date: August 15, 2007

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Form of Amendment to Stock Option Award Agreement between Aon Corporation and Patrick G. Ryan (2000 Award)

99.2	Form of Amendment to Stock Option Award Agreement between Aon Corporation and Patrick G. Ryan (2002 Award)

99.3	Form of Amendment to Stock Option Award Agreement between Aon Corporation and Michael D. O’Halleran